UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
March 9, 2012

EXTREME NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street
Santa Clara, California 95051

(Address of principal executive offices)

Registrant's telephone number, including area code:
(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 9, 2012, Extreme Networks, Inc. (the “Company”) and James Judson, the Company's Interim Chief Financial Officer, agreed to extend the term of his employment agreement up to May 31, 2012. In connection with the extension of Mr. Judson's engagement with Extreme Networks, the Company entered into a letter agreement with Mr. Judson (the “Judson Letter Agreement”), under which Mr. Judson and the Company have agreed that the prior compensation terms of Mr. Judson's appointment, as described in the Current Report on Form 8-K filed by the Company on March 14, 2011, will continue, except as otherwise set forth in the Judson Letter Agreement. Under the Judson Letter Agreement, Mr. Judson is entitled to prorated bonus payment under the FY 2012 Executive Bonus Plan in the amount actually earned pursuant to the terms of the Plan based on the Company's financial performance. In addition, either party may terminate the Agreement with five days prior notice.

The foregoing description of the Judson Letter Agreement is qualified in its entirety by reference to the full text of the Judson Letter Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

10.1	Letter Agreement, dated March 9, 2012, between Extreme Networks, Inc. and James Judson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 12, 2012

EXTREME NETWORKS, INC.

By:	/s/ DIANE HONDA
Diane Honda
Vice President, General Counsel & Secretary